                                                                      EXHIBIT 21

                               SUBSIDIARIES OF SAT


                                          Jurisdiction of            Percentage of
Name of Subsidiary                         Incorporation               Ownership
------------------                         -------------               ---------
Good Ideas Enterprises, Inc.                 Delaware                    60.8%

U.S. Drug Testing, Inc.                      Delaware                    67.0%

Good Ideas Acquisition Corp.                 Delaware                     100%

U.S. Drug Acquisition Corp.                  Delaware                     100%


                                      E-48